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                            EQUITY COMPENSATION PLAN

                             2000 AWARD CERTIFICATE

This award is made by Edison International to [name]("Employee") as of [date], pursuant to the Equity Compensation Plan. Edison International hereby grants to Employee, as a matter of separate agreement and not in lieu of salary or any other compensation for services the following:

               --------------------------------------------
               The right and option to purchase [   ]
               shares of authorized Edison International
               Common Stock at an exercise price of $[   ]
               per share.
               --------------------------------------------

               --------------------------------------------
               A target grant of [ ] Performance
               Shares at an initial value of [ ] per
               share, the final number and value of
               which will be contingent upon Edison's
               relative Total Shareholder return and
               stock price.
               --------------------------------------------

This award is made subject to the conditions contained in the 2000 Long-Term Incentives Terms and Conditions statement which is incorporated herein by reference.

Edison International

By:    Theodore F. Craver, Jr.
     --------------------------
       Theodore F. Craver, Jr.

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                              EDISON INTERNATIONAL
                            2000 Long-Term Incentives
                              Terms and Conditions

Long-term incentives (LTI) for the year 2000 for eligible persons (Holders) at Edison International (EIX) or its participating affiliates (the Companies, or individually, the Company) include EIX nonqualified stock options to purchase EIX common stock (EIX Options) to be awarded under the Equity Compensation Plan
(Plan) and contingent EIX Performance Shares, 50% of which will be payable as Stock Grants under the Plan and 50% of which will be payable in cash outside of the Plan. The LTI are subject to the following terms and conditions:

1.  PRICE

The exercise price of an EIX Option stated in the award certificate is the average of the high and low sales prices of EIX Common Stock as reported in the Western Edition of The Wall Street Journal for the New York Stock Exchange Composite Transactions for the date of the award.

2. VESTING

(a) Subject to the provisions of Section 3, EIX Options may only be exercised or paid to the extent vested. The initial vesting date will be January 2nd of the year following the date of the grant, or six months after the date of the grant, whichever date is later. The EIX Options will vest as follows:

o    On the initial vesting date, one-fourth of the EIX Options will vest.

o On January 2nd of the following year, an additional one-fourth of the EIX Options will vest.

o On January 2nd of the following year, an additional one-fourth of the EIX Options will vest

o On January 2nd of the fourth year following the date of grant, the balance of the EIX Options will vest.

(b) The vested portions of the EIX Options will accumulate to the extent not exercised, and be exercisable by the Holder subject to the provisions of Section 3, in whole or in part, in any subsequent period but not later than the first business day of the 10th calendar year following the date of the award.

(c) One-half of the Performance Shares will vest and become payable to the extent earned at the end of the second year of the Performance Period (defined in Section 4) (first payment date). The remaining one-half of the Performance Shares will vest and become payable to the extent earned at the end of the full three-year Performance Period (second payment date).

(d) If, during the vesting period or a Performance Period, the Holder retires, terminates employment while on leave with a permanent and total disability, or dies, then the vesting and exercise provisions of this Section 2(d) will apply. The EIX Options will vest to the extent necessary to cause the aggregate amount of vested EIX Options (including any previously exercised) to equal the product of 1/48th of the number of shares granted times the number of full months of service the Holder has completed during the vesting period, and such vested options will be exercisable for the full original term. The Performance Shares will vest on a pro rata basis based on each full month of service the Holder completes during the first two years of the Performance Period for the first payment date, and during the full three-year Performance Period for the second payment date. Performance Shares will be payable to the Holder on such pro rata basis on the applicable payment date to the extent of the EIX total shareholder return (TSR) ranking achieved as specified in Section 4. Notwithstanding the foregoing, the LTI of a Holder who served as a member of the Southern California Edison Company Management Committee (which was dissolved in 1993) will fully vest upon his or her retirement or death, or upon employment termination while on leave of absence with a permanent and total disability.

(e) Upon termination of employment during the EIX Option term for any reason other than those specified in Section 2(d), only those EIX Options that have vested as of the prior vesting date may be exercised, and they will be forfeited unless they are exercised within 180 days following the date of termination or by the end of the applicable EIX Option term, if that date is earlier. If such termination occurs (i) during the first two years of the Performance Period, all Performance Shares will be forfeited, or (iii) during the third year of the Performance Period, those Performance Shares subject to payment at the end of the three-year Performance Period will be forfeited.

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

(f) Notwithstanding the foregoing, LTI may vest in accordance with Section 3.4 of the Plan as a result of certain events, including liquidation of EIX or merger, reorganization or consolidation of EIX as a result of which EIX is not the surviving corporation. Upon a change of control of EIX following the occurrence of a Distribution Date, as that term is defined in the Rights Agreement approved by the EIX Board of Directors on November 20, 1996, as amended, the LTI will vest and EIX Options will remain exercisable for at least two years following the Distribution Date. During that period, (i) the Plan may not be terminated, (ii) individual awards may not be cashed out, terminated, or modified without the Holder's consent, and (iii) valuation procedures and exercise periods will occur on a basis consistent with past practice.

3. EIX OPTION EXERCISE

(a) The Holder may exercise an EIX Option by providing written notice to EIX on the form prescribed by EIX for this purpose accompanied by full payment of the applicable exercise price. Payment must be in cash, or its equivalent, including EIX Common Stock valued on the exercise date at a per share price equal to the average of the high and low sales prices of EIX Common Stock as reported in the Western Edition of The Wall Street Journal for the New York Stock Exchange Composite Transactions acceptable to EIX. A "cashless" exercise may be accommodated for EIX Options at the discretion of EIX. Until payment is accepted, the Holder will have no rights in the optioned stock. EIX Options may be exercised at any time after they have vested through the first business day of the 10th calendar year following the date of the award except as otherwise provided in Sections 2(e) and 8.

(b) The Holder agrees that any securities acquired by him or her hereunder are being acquired for his or her own account for investment and not with a view to or for sale in connection with any distribution thereof and that he or she understands that such securities may not be sold, transferred, pledged, hypothecated, alienated, or otherwise assigned or disposed of without either registration under the Securities Act of 1933 or compliance with the exemption provided by Rule 144 or another applicable exemption under such act.

(c) The Holder will have no right or claim to any specific funds, property or assets of EIX as a result of the award.

4. PERFORMANCE SHARES

(a) Performance Shares are EIX stock-based units subject to a performance measure based on the percentile ranking of EIX total shareholder return (TSR) compared to the TSR for each stock in the Dow Jones Electric Utilities Group Index over all or part of a three-calendar-year period commencing on January 1st of the year the Performance Shares are granted ("Performance Period"). TSR is calculated using a 20-day trading average on the measurement dates. A target number of contingent Performance Shares will be awarded during the first two months of the Performance Period. The actual amount of Performance Shares to be paid will depend on the EIX TSR percentile ranking. The target number of Performance Shares will be paid if the EIX TSR rank is at the 60th percentile. Payment may range from nothing if the EIX TSR is below the 40th percentile to three times the target number of Performance Shares if the EIX TSR percentile ranking is at the 90th percentile or higher. The payment multiples for the various EIX TSR rankings are as follows:

                 Performance Share Payment
-------------------------------------------------------------
         EIX TSR Rank               Payment Multiple(1)
------------------------------- -----------------------------
    Above 90th Percentile                 3 times
------------------------------- -----------------------------
   75th to 89th Percentile         Between 2 and 3 times
------------------------------- -----------------------------
   60th to 74th Percentile         Between 1 and 2 times
------------------------------- -----------------------------
   40th to 59th Percentile        Between 0.25 and 1 times
------------------------------- -----------------------------
    Below 40th Percentile                 0 times
------------------------------- -----------------------------
   (1) The multiple is interpolated for performance between
       the points indicated.

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


(b) There will be two performance measurement dates and payment dates during the three-year Performance Period for the initial grant of Performance Shares in the year 2000, each covering one-half of the contingent target Performance Shares awarded. The first measurement and payment date covering the first two years of performance will be the last business day of the second year of the Performance Period, the second measurement and payment date will be the last business day of the Performance Period covering all three years of performance. The applicable target multiple earned as provided in the table above for one-half of the Performance Shares will be paid for each Performance Period to the extent of the EIX TSR percentile ranking achieved on the date of measurement.

(c) Each Performance Share earned will be worth one share of EIX Common Stock. One-half of the earned Performance Shares will be paid in EIX Common Stock as a Stock Payment under the Plan. The remaining one-half of the earned Performance Shares will be paid in cash and the value of each Performance Share will be equal to the average of the high and low sales prices per share of EIX Common Stock as reported in the Western Edition of The Wall Street Journal for the New York Stock Exchange Composite Transactions for the measurement date. The shares of EIX Common Stock and the cash payable for the earned Performance Shares will be delivered within 30 days following the end of the Performance Periods described in Section 4(b).

5. DELAYED PAYMENT OR DELIVERY OF LTI GAINS

Notwithstanding the terms of any LTI, Holders who are eligible to defer salary under the EIX Executive Deferred Compensation Plan (EDCP) may irrevocably elect to alternatively exercise all or part of any vested EIX Option pursuant to the terms of the Option Gain Deferral Program (OGDP), and/or may irrevocably elect to defer receipt of all or a part of the cash portion of any Performance Shares pursuant to the terms of the EDCP. To make such an election, the Holder must submit a signed agreement in the form approved by the Administrator at least six months prior to the expiration date of the EIX Option, or the payment date of a Performance Share. An EIX Option may not be exercised for six months thereafter except under the limited circumstances specified in the OGDP. Any subsequent exercises or payments will be subject to the terms, conditions and restrictions of the OGDP or the EDCP, as applicable.

6. TRANSFER AND BENEFICIARY

(a) The LTI will not be transferable by the Holder. During the lifetime of the Holder, the LTI will be exercisable only by him or her. The Holder may designate a beneficiary who, upon the death of the Holder, will be entitled to exercise the then vested portion of the LTI during the remaining term subject to the provisions of the Plan and these terms and conditions.

(b) Notwithstanding the foregoing, EIX Options of the CEOs of EIX, Edison Mission Energy, Edison Capital and Edison Enterprises, the COO of Southern California Edison and the EVPs of EIX are transferable to a spouse, children or grandchildren, or trusts or other vehicles established exclusively for their benefit. Any transfer request must specifically be authorized by EIX in writing and shall be subject to any conditions, restrictions or requirements as the administrator may determine.

8.  TERMINATION OF LONG TERM INCENTIVES

As set forth in Section 2(e), in the event of termination of the employment of the Holder for any reason other than retirement, permanent and total disability or death of the Holder, EIX Options will terminate 180 days from the date on which such employment terminated, and Performance Shares will be forfeited. In addition, the LTI may be terminated if EIX elects to substitute cash awards as provided under Section 12.

9. TAXES

EIX will have the right to retain and withhold the amount of taxes required by any government to be withheld or otherwise deducted and remitted with respect to the exercise of any LTI. In its discretion, EIX may require the Holder to reimburse EIX for any such taxes required to be withheld by EIX and may withhold any distribution in whole or in part until EIX is so reimbursed. In lieu thereof, EIX will have the right to withhold from any other cash amounts due from EIX to the Holder an amount equal to such taxes required to be withheld by EIX, or to retain and withhold a number of shares of EIX Common Stock having a market value equal to such taxes and cancel (in whole or in part) the shares, or to repurchase such shares from the Holder within six months after the shares of Common Stock were acquired by the Holder. Shares withheld or repurchased to reimburse EIX for federal and state income and payroll taxes shall be limited to the number of shares which have a Fair Market Value on the date of withholding

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

or repurchase equal to the aggregate amount of such tax liabilities based on the minimum statutory withholding rates that are applicable to such supplemental taxable income.

Each recipient of an EIX Option must attach a statement to his or her federal and state tax returns for the year in which the EIX Option was granted containing certain information specified in tax regulations. A sample statement is attached.

10. CONTINUED EMPLOYMENT

Nothing in the award certificate or this Statement of Terms and Conditions will be deemed to confer on the Holder any right to continue in the employ of EIX or an EIX affiliate or interfere in any way with the right of the employer to terminate his or her employment at any time.

11. NOTICE OF DISPOSITION OF SHARES AND SECTION 16

(a) Holder agrees that if he or she should dispose of any shares of stock acquired on the exercise of EIX Options, including a disposition by sale, exchange, gift or transfer of legal title within six months from the date such shares are transferred to the Holder, the Holder will notify EIX promptly of such disposition.

(b) If an LTI is granted to a person who later becomes subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), the LTI will immediately and automatically become subject to the requirements of Rule 16b-3(d)(3) ("Rule") and may not be exercised, paid or transferred until the Rule has been satisfied. In its sole discretion, the Administrator may take any action to assure compliance with the requirements of the Rule, including withholding delivery to Holder (or any other person) of any security or of any other payment in any form until the requirements of the Rule have been satisfied. The Secretary of Edison International may waive compliance with the requirements of the Rule if he or she determines the transaction to be exempt from the provisions of paragraph (b) of Section 16.

12. AMENDMENT

The LTI are subject to the terms of the Plan as amended from time to time. EIX reserves the right to substitute cash awards substantially equivalent in value to the LTI. The LTI may not otherwise be restricted or limited by any Plan amendment or termination approved after the date of the award without the Holder's consent.

13. FORCE AND EFFECT

The various provisions herein are severable in their entirety. Any determination of invalidity or unenforceability of any one provision will have no effect on the continuing force and effect of the remaining provisions.

14. GOVERNING LAW

The terms and conditions of the LTI will be construed under the laws of the State of California.

15. NOTICE

Unless waived by EIX, any notice required under or relating to the LTI must be in writing, with postage prepaid, addressed to: Edison International,
Attn: Corporate Secretary, P.O. Box 800, Rosemead, CA 91770.

EDISON INTERNATIONAL

Theodore F. Craver, Jr
----------------------------------
Theodore F. Craver, Jr.


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                        STATEMENT PURSUANT TO INCOME TAX
                          REGULATION SECTION 1.61-15(c)

         This statement is attached to my income tax return in compliance with the requirements of Income Tax Regulation ss.1.61-15(c) relative to a nonqualified stock option I received on ------------------.

(1) Name and address of the taxpayer:

    -------------------------
    -------------------------
    -------------------------

(2) Description of Securities subject to the option:

     On ------------------, I was granted a nonqualified stock option covering -------- shares of Edison International common stock.

(3) Period during which the option is exercisable:

     The option vests and becomes exercisable as to one-fourth of the covered shares on January 2nd of the first year after the date of grant (or six months after the date of grant if later) and as to an additional one-fourth on January 2nd of each of the three years thereafter. To the extent vested, the option may be exercised at any time through the first business day of the 10th calendar year following the date of the award.

(4) Whether the option had an ascertainable market value:

    The option did not have a readily ascertainable fair market value on the date of the grant.

(5) Whether the option was granted as compensation:

    The option was granted as compensation and is subject to Reg.ss.1.61-15(a).

Respectfully Submitted,